                                                     Registration No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.
      -------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)
           DELAWARE                                               13-3405992
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                            Identification Number)

399 Boylston Street
Boston, Massachusetts 02116                                        02116
------------------------------------                             ----------
(Address of Principal Executive offices)                         (Zip Code)

                          1993 EQUITY INCENTIVE PLAN
                          --------------------------
                           (Full title of the plan)

                     EDWARD N. WADSWORTH, GENERAL COUNSEL
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.
                              399 BOYLSTON STREET
                         BOSTON, MASSACHUSETTS  02116
                                (617) 578-3500
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
Title of Securities to    Amount to be       Proposed Maximum        Proposed Maximum       Amount of
be Registered             Registered         Offering Price Per LP   Aggregate Offering     Registration Fee (2)
                                             Unit (1)                Price (1)
----------------------------------------------------------------------------------------------------------------
Units of Limited          1,774,000          $16.125-23.00           $40,099,375.00         $13,827.26
Partnership Interest
---------------------------------------------------------------------------------------------------------------

   (1) The offering price for the Units of Limited Partnership Interest ("LP Units") subject to options on the date hereof is the actual exercise price of such options. Of the 1,774,000 LP Units to be registered hereunder, 43,500 LP Units are subject to options at an exercise price of $21.00 per LP Unit, 35,000 LP Units are subject to options at an exercise price of $16.125 per LP Unit and 200,000 LP Units are subject to options at an exercise price of $21.125 per LP Unit. The option price for the remaining 1,495,500 LP Units not subject to options on the date hereof, $23.00 per LP Unit, has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of LP Units as reported by the New York Stock Exchange on March 20, 1996.

   (2) Registration fee consists of (a) $314.97 payable in respect of 43,500 LP Units, subject to options at an exercise price of $21.00 per LP Unit on the date hereof, (b) $195.60 payable in respect of 35,000 LP Units, subject to options at an exercise price of $16.125 per LP Unit on the date hereof, (c) $1,456.78 payable in respect of 200,000 LP Units, subject to options at an exercise price of $21.125 per LP Unit on the date hereof and (d) $11,859.91 in respect of 1,495,500 LP Units, not yet subject to options on the date hereof.

                           This is page 1 of 9 pages
                            Exhibit Index at Page 9

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Note: New England Investment Companies, L.P. (the "Registrant") will provide without charge to each eligible employee those document(s) containing the 1993 Equity Incentive Plan information required by Item 1 of Form S-8 as specified by Rule 428. The Registrant will also provide without charge, upon the oral or written request of any eligible employee, a copy of any and all documents that have been incorporated by reference in this Registration Statement, other than exhibits. Such documents may be obtained by writing to New England Investment Companies, L.P., 399 Boylston Street, Boston, Massachusetts 02116, Attention: Edward N. Wadsworth, General Counsel, or by calling (617) 578-3500. In accordance with Rule 428 and the requirements of Part I of Form S-8, the 1993 Equity Incentive Plan and any documents incorporated by reference are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) The description of the LP Units contained in the amendment to the Registrant's Registration Statement on Form 8-A/A filed with the Commission on April 19, 1994 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), as amended, gives a limited partnership the power to indemnify and hold harmless any partner or any other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in its partnership agreement.

     In accordance with Section 17-108 of the Partnership Act, the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Registrant provides that no Indemnitee shall be liable to the Registrant or any partner of the Registrant for any act or omission, provided that the Indemnitee acted in good faith and that no gross negligence or willful misconduct was involved. An "Indemnitee" is defined to include, among others, New England Investment Companies, Inc., the general partner of the Registrant (the "General Partner"), Reich & Tang, Inc., Reich & Tang L.P., the Registrant and each of their present and former directors, officers, partners, employees and agents. An Indemnitee is not presumed to have acted other than in good faith or to have engaged in gross negligence or willful misconduct by reason of the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

     In addition to providing for limited liability for any Indemnitee, the Partnership Agreement requires the Registrant to indemnify any Indemnitee to the fullest extent permitted by law against expenses, judgments, fines and amounts paid in settlement incurred in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which the Indemnitee was or is a party or is threatened to be made a party (i) by reason of their capacity in connection with the Registrant or (ii) by reason of any act or omission by the Indemnitee taken in such capacity relating to the Partnership Agreement or the property, business, affairs or management of the Registrant. The Indemnitee is entitled to have such expenses advanced by the Registrant prior to the final disposition of the claim, demand or other proceeding upon the Indemnitee's delivery to the Registrant of an undertaking to repay the advanced amount should it ultimately be determined that the Indemnitee is not entitled to be indemnified. Indemnification is not available to an Indemnitee who has not acted in good faith or where the act or omission which is the basis of the claim, demand, action, suit or proceeding involved the gross negligence or willful misconduct of such Indemnitee.

     The indemnification provided under the Partnership Agreement is non-exclusive of an Indemnitee's other rights. The indemnity continues to benefit an Indemnitee no longer serving in a capacity qualifying one as an Indemnitee and also inures to the benefit of an Indemnitee's heirs, successors, assigns, administrators and personal representatives.

     In addition to indemnification from the Registrant, officers and directors of the General Partner are indemnified in certain circumstances by the General Partner. Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or by-laws.

     The General Partner's by-laws provide that the General Partner will indemnify each of its directors and officers to the extent legally permissible against all liabilities, expenses and fees of counsel reasonably incurred in connection with the defense or disposition of any civil or criminal action, suit or proceeding in which he or she may be involved or with which he or she may be threatened by reason of being or having been such a director or officer. A director or officer is entitled to have such expenses in connection with the defense of a claim advanced by the General Partner prior to the final disposition of the claim upon the officer's or director's delivery to the General Partner of an undertaking to repay the advanced amount should it ultimately be determined that the officer or director is not entitled to be indemnified.

     Indemnification is not available to a director or officer who has been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the General Partner. If the matter for which an officer or director seeks indemnification relates to an employee benefit plan, such officer or director must have acted in the best interest of the participants or beneficiaries of such plan. In order for a director or officer to be indemnified for a matter disposed of by a compromise payment or pursuant to a consent decree, such disposition must be approved as in the best interests of the General Partner by one of (i) a disinterested majority of the directors; (ii) a majority of the disinterested directors (subject to certain conditions) or (iii) the holders of a majority of the outstanding stock (excluding holders with an interest).

     The indemnification provided under the by-laws is non-exclusive of an officer's or director's other rights, and inures to the benefit of an officer's or director's heirs, executors and administrators.

     The General Partner has purchased policies of insurance covering directors' and officers' liability and reimbursement of the General Partner for indemnification of a director or officer. The policies covering directors' and officers' liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

               Exhibit 5.     Opinion of Ropes & Gray.

               Exhibit 23(a). Consent of Ropes & Gray (contained in Exhibit 5).

               Exhibit 23(b). Consent of Price Waterhouse LLP.

               Exhibit 24. Power of Attorney (included as part of the signature pages to this Registration Statement).

               Exhibit 99. 1993 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 1-9468)).

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if
--------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 25th day of March, 1996.

                                NEW ENGLAND INVESTMENT COMPANIES, L.P.

                                By:  NEW ENGLAND INVESTMENT COMPANIES, INC.,
                                     its General Partner


                                By  /S/ EDWARD N. WADSWORTH
                                    -----------------------
                                    Edward N. Wadsworth,
                                    Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on March 25, 1996 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Edward N. Wadsworth and David A. McKay and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.


  Name                                       Title
  ----                                       -----
  /S/ PETER S. VOSS                        Chairman of the Board of Directors,
  -----------------
  Peter S. Voss                            Chief Executive
                                           Officer and President

  /S/ G. NEAL RYLAND                       Executive Vice President, Chief
  ------------------
  G. Neal Ryland                           Financial Officer and Treasurer


  /S/ STEPHEN D. MARTINO                   Senior Vice President and Controller
  ----------------------
  Stephen D. Martino


                                           Director
  ------------------------
  William S. Antle III

  /S/ ROBERT J. BLANDING                   Director
  ----------------------
  Robert J. Blanding


  /S/ THOMAS J. GALLIGAN, JR.              Director
  ---------------------------
  Thomas J. Galligan, Jr.


  -----------------------                  Director
  Paul E. Gray


  /S/ CHARLES M. LEIGHTON                  Director
  -----------------------
  Charles M. Leighton


  /S/ VICTOR A. MORGENSTERN                Director
  -------------------------
  Victor A. Morgenstern


  /S/ EDWARD E. PHILLIPS                   Director
  ----------------------
  Edward E. Phillips


  /S/ ROBERT A. SHAFTO                     Director
  --------------------
  Robert A. Shafto


  /S/ OSCAR L. TANG                        Director
  -----------------
  Oscar L. Tang

                                 EXHIBIT INDEX

Number                          Title of Exhibit
------                          ----------------
5                    Opinion of Ropes & Gray.

23(a) Consent of Ropes & Gray (contained in Exhibit 5 to this Registration Statement).

23(b)                Consent of Price Waterhouse LLP.

24 Power of Attorney (included as part of the signature pages to this Registration Statement).

99 Form of 1993 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's Annual
                     Report on Form 10-K for the fiscal year ended
                     December 31, 1993 (File No. 1-9468)).